Independent Auditors' Consent
                          -----------------------------

The Shareholders and Trustees
   of the Maplewood Investment Trust and
   the Trustees of the Dunhill Investment Trust:


We consent to the inclusion of our report included herein and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Other Services-Auditors" in the Statement of Additional Information.



                                                           KPMG Peat Marwick LLP

Cincinnati, Ohio
June 1, 1998